Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2011 Results

  Fourth quarter revenue of $245 million, up 25% year-over-year
  Fourth quarter subscription revenue of $209 million, up 24% year-over-year
  Fourth quarter GAAP EPS of $0.17, up 42% year-over-year; non-GAAP EPS of $0.26, up 37% year-over-year
  Fourth quarter operating cash flow of $95 million, up 22% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 23, 2011--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 28, 2011.

Total revenue for the quarter was $244.8 million, an increase of 25% from the year ago quarter. Subscription revenue for the quarter was $209.3 million, up 24% year-over-year. For the full year, total revenue was $909.3 million, an increase of 22% over the prior year, and subscription revenue was $773.4 million, up 21% year-over-year.

“With record bookings and billings in the fourth quarter, we are on a run rate to become the first pure-play open source company to achieve a billion dollars in revenues next fiscal year, a milestone achievement for Red Hat and the open source community,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We believe the strong demand we experienced was largely driven by customers who are modernizing their data centers and preparing their infrastructure for cloud computing. The comprehensive portfolio that Red Hat has developed with platform, virtualization and middleware products provides enterprise customers with a foundation to deploy the next generation infrastructure.”

GAAP operating income for the fourth quarter and the full fiscal year 2011 was $39.4 million and $145.7 million, respectively. GAAP operating margin was 16.1% in the fourth quarter and 16.0% for the full year. After adjusting for stock compensation, amortization expenses, and in the prior year, the charge for a litigation settlement as detailed in the tables below, non-GAAP operating income for the quarter was $61.0 million, or a 24.9% operating margin, and full year non-GAAP operating income was $225.2 million. Full year non-GAAP operating margin was 24.8%, representing an increase of 110 basis points from the prior year.

GAAP net income for the fourth quarter was $33.5 million, or $0.17 per diluted share, compared with $26.0 million, or $0.13 per diluted share, for the prior quarter and $23.4 million, or $0.12 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the fourth quarter was $51.4 million, or $0.26 per diluted share, after adjusting for stock compensation and amortization expenses as detailed in the tables below. This compares to non-GAAP adjusted net income of $39.1 million, or $0.20 per diluted share in the prior quarter and $36.5 million, or $0.19 per diluted share in the year ago quarter.

For the full year, GAAP net income was $107.3 million or $0.55 per diluted share, compared with $87.3 million or $0.45 per diluted share in the prior year. After adjusting for stock compensation, amortization expenses, and in the prior year, the charge for a litigation settlement, as detailed in the tables below, non-GAAP adjusted net income for the year was $162.8 million or $0.83 per diluted share, compared to $138.1 million and $0.71 per diluted share for the fiscal year ended February 28, 2010.

Fourth quarter GAAP and non-GAAP net income benefited by approximately $0.02/share as a result of the retroactive reenactment in December 2010, of the research tax credit into US tax law. This, together with other tax benefits, including additional US foreign tax credits, reduced the fourth quarter fiscal 2011 effective tax rate for both GAAP and non-GAAP to 17%. The resulting full year effective tax rate for both GAAP and non-GAAP for fiscal 2011 is 30%.

GAAP operating cash flow totaled $95.0 million for the fourth quarter and $290.7 million for the full year. At year end, the company’s total deferred revenue balance was $772.3 million, an increase of 20% on a year-over-year basis and 13% sequentially. Cash and investments at February 28, 2011 totaled $1.2 billion after repurchasing approximately $11 million, or approximately 250,000 shares, of common stock in the quarter. For the full fiscal year, Red Hat repurchased approximately $90 million, or 2.9 million shares, of common stock.

“Our fourth quarter results were strong and capped off a year of accelerated billings growth. Broad- based, global demand for our products and services, coupled with strong execution by our associates, resulted in over 30% year-over-year growth in billings this quarter; our fastest billings growth in 12 quarters,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “This year we focused on growth with aggressive hiring for sales and engineering, launched major product releases and invested in technologies focused on cloud computing. These investments produced greater than 20% growth in revenues and non-GAAP operating income for both the quarter and the year. At the same time, we increased non-GAAP operating margins by 110 basis points and improved cash flow. It was a good year.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world's leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for seven consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, the effects of industry consolidation, uncertainty and adverse results in litigation and related settlements, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as the earthquakes and related events in Japan. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. and JBoss are registered trademarks of and its subsidiaries in the US and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010
Revenue:

Subscriptions	$209,303	$169,158	$773,404	$638,654
Training and services	35,493	26,710	135,873	109,582

Total subscription, training and services revenue	244,796	195,868	909,277	748,236

Cost of revenue:

Subscriptions	14,742	11,393	52,997	43,426
Training and services	26,862	17,945	97,290	70,419

Total cost of subscription, training and services revenue	41,604	29,338	150,287	113,845

Total gross profit	203,192	166,530	758,990	634,391

Operating expense:
Sales and marketing	88,273	70,462	327,408	272,705
Research and development	45,150	38,293	171,253	148,360
General and administrative	30,359	29,816	114,653	104,227
Litigation Settlement	-	-	-	8,750

Total operating expense	163,782	138,571	613,314	534,042

Income from operations	39,410	27,959	145,676	100,349
Interest income	1,697	2,220	6,743	10,381
Other income (expense), net	(866)	4,329	1,275	10,772

Income before provision for income taxes	40,241	34,508	153,694	121,502
Provision for income taxes	6,707	11,120	46,416	34,249

Net income	$33,534	$23,388	$107,278	$87,253

Net income-diluted	$33,534	$23,388	$107,278	$87,253

Net income per share:
Basic	$0.17	$0.12	$0.56	$0.46
Diluted	$0.17	$0.12	$0.55	$0.45

Weighted average shares outstanding:
Basic	192,996	187,911	190,294	187,845
Diluted	197,878	193,822	196,353	193,546

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS
	February 28,	February 28,
	2011	2010 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$642,630	$388,118
Investments in debt and equity securities	217,970	372,656
Accounts receivable, net	184,741	139,436
Deferred tax assets, net	75,720	57,951
Prepaid expenses	62,364	44,116
Other current assets	1,133	842

Total current assets	1,184,558	1,003,119

Property and equipment, net	75,558	71,708
Goodwill	463,673	438,749
Identifiable intangibles, net	109,932	108,213
Investments in debt securities	331,791	209,411
Other assets, net	33,810	39,672

Total assets	$2,199,322	$1,870,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,285	$16,483
Accrued expenses	90,229	68,334
Deferred revenue	572,637	480,572
Other current obligations	650	878

Total current liabilities	679,801	566,267

Deferred lease credits	5,215	4,184
Long term deferred revenue	199,617	165,288
Other long term obligations	23,990	24,081
Stockholders' equity:
Common stock	22	22
Additional paid-in capital	1,610,238	1,444,848
Retained earnings	245,050	137,772
Treasury stock, at cost	(562,792)	(472,646)
Accumulated other comprehensive (loss) income	(1,819)	1,056

Total stockholders' equity	1,290,699	1,111,052

Total liabilities and stockholders' equity	$2,199,322	$1,870,872

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$33,534	$23,388	$107,278	$87,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,757	12,014	47,997	45,861
Share-based compensation expense	16,408	14,042	60,597	48,288
Deferred income taxes	4,151	5,570	33,848	20,636
Excess tax benefits from share-based payment arrangements	(10,292)	(8,289)	(42,291)	(35,569)
Gain on sale of available-for-sale equity securities	(903)	(4,409)	(3,746)	(12,656)
Other	716	1,453	1,505	1,248
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(30,481)	(6,159)	(41,512)	(7,290)
Prepaid expenses	(7,863)	(5,810)	(17,220)	(630)
Accounts payable	(3,043)	(375)	(381)	6,569
Accrued expenses	5,320	(1,414)	29,915	15,423
Deferred revenue	73,540	46,662	112,724	82,625
Other	1,157	1,220	2,034	3,491

Net cash provided by operating activities	95,001	77,893	290,748	255,249

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(216,327)	(132,630)	(751,420)	(666,890)
Proceeds from sales and maturities of available-for-sale debt securities	165,472	113,321	770,860	412,514
Proceeds from sales of available-for-sale equity securities	939	4,681	3,938	13,053
Acquisitions of businesses, net of cash acquired	-	-	(31,381)	-
Net purchase of strategic equity investments	-	(400)	-	(1,768)
Purchase of developed technologies and other intangible assets	(1,667)	(1,775)	(14,093)	(4,692)
Purchase of property and equipment	(7,588)	(7,103)	(32,759)	(28,420)

Net cash used in investing activities	(59,171)	(23,906)	(54,855)	(276,203)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	10,292	8,289	42,291	35,569
Proceeds from exercise of common stock options	4,090	39,758	84,443	103,332
Purchase of treasury stock	(10,791)	(90,147)	(90,146)	(236,393)
Payments related to net settlement of employee share-based compensation awards	(3,162)	(2,801)	(26,250)	(11,855)
Payments on other borrowings	(16)	-	(876)	(900)
Proceeds from other borrowings	-	-	318	-

Net cash provided by (used in) financing activities	413	(44,901)	9,780	(110,247)

Effect of foreign currency exchange rates on cash and cash equivalents	11,473	(10,677)	8,839	3,771
Net increase (decrease) in cash and cash equivalents	47,716	(1,591)	254,512	(127,430)
Cash and cash equivalents at beginning of the period	594,914	389,709	388,118	515,548

Cash and cash equivalents at end of period	$642,630	$388,118	$642,630	$388,118

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

Cost of revenue	$1,884	$1,155	$6,053	$3,630
Sales and marketing	5,502	4,166	18,971	14,041
Research and development	4,244	4,026	15,639	13,614
General and administration	4,778	4,695	19,934	17,003
Total share-based compensation expense	$16,408	$14,042	$60,597	$48,288

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

Cost of revenue	$979	$724	$3,274	$3,662
Sales and marketing	2,085	2,148	8,322	9,056
Research and development	1,250	925	4,025	3,702
General and administration	846	816	3,340	3,228
Total amortization of intangible assets expense	$5,160	$4,613	$18,961	$19,648

Class action litigation settlement expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

Litigation settlement	-	-	-	$8,750

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

GAAP net income	$33,534	$23,388	$107,278	$87,253

Provision for income taxes	6,707	11,120	46,416	34,249

GAAP income before provision for income taxes	$40,241	$34,508	$153,694	$121,502

Add: Non-cash share-based compensation expense	16,408	14,042	60,597	48,288
Add: Amortization of intangible assets	5,160	4,613	18,961	19,648
Add: Litigation settlement	-	-	-	8,750

Non-GAAP adjusted income before provision for income taxes	$61,809	$53,163	$233,252	$198,188

Provision for income taxes (1)	10,437	16,624	70,442	60,065

Non-GAAP adjusted net income	$51,372	$36,539	$162,810	$138,123

Non-GAAP adjusted net income-diluted	$51,372	$36,539	$162,810	$138,123

Non-GAAP adjusted net income per share:
Basic	$0.27	$0.19	$0.86	$0.74
Diluted	$0.26	$0.19	$0.83	$0.71

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$61,809	$53,163	$233,252	$198,188
Estimated annual effective tax rate	16.9%	31.3%	30.2%	34.0%
Non-GAAP provision for income taxes before discrete tax benefit	$10,437	$16,624	$70,442	$67,384
Discrete tax benefit	-	-	-	7,319
Provision for income taxes on Non-GAAP adjusted net income	$10,437	$16,624	$70,442	$60,065

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

GAAP gross profit	$203,192	$166,530	$758,990	$634,391

Add: Non-cash share-based compensation expense	1,884	1,155	6,053	3,630
Add: Amortization of intangible assets	979	724	3,274	3,662

Non-GAAP gross profit	$206,055	$168,409	$768,317	$641,683

Non-GAAP gross margin	84.2%	86.0%	84.5%	85.8%

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

GAAP operating expenses	$163,782	$138,571	$613,314	$534,042

Deduct: Non-cash share-based compensation expense	(14,524)	(12,887)	(54,544)	(44,658)
Deduct: Amortization of intangible assets	(4,181)	(3,889)	(15,687)	(15,986)
Deduct: Litigation settlement	-	-	-	(8,750)

Non-GAAP adjusted operating expenses	$145,077	$121,795	$543,083	$464,648

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

GAAP operating income	$39,410	$27,959	$145,676	$100,349

Add: Non-cash share-based compensation expense	16,408	14,042	60,597	48,288
Add: Amortization of intangible assets	5,160	4,613	18,961	19,648
Add: Litigation settlement	-	-	-	8,750

Non-GAAP adjusted operating income	$60,978	$46,614	$225,234	$177,035

Non-GAAP adjusted operating margin	24.9%	23.8%	24.8%	23.7%

CONTACT:
Red Hat, Inc.
Media Contact:
Kara Schiltz, 919-301-3002
kschiltz@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com